UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Medifast, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Medifast, Inc.

3600 Crondall Lane, Suite 100

Owings Mills, Maryland 21117

April 30, 2014

To our Stockholders:

You are cordially invited to attend our 2014 Annual General Meeting of Stockholders on Tuesday, June 17, 2014. This meeting will be held at 8:00 a.m., Eastern Daylight Time, at our principal executive offices located at 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117. At the meeting, we will discuss each item of business described in the accompanying Notice of Annual General Meeting of Stockholders and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual General Meeting of Stockholders and Proxy Statement.

I would like to take this opportunity to remind you that your vote is very important. Kindly read the attached Proxy Statement and vote your shares as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. In addition, if you would like to attend the meeting in person, please see the admission instructions set forth in the Notice of Annual General Meeting of Stockholders accompanying this letter.

I look forward to seeing you at the meeting.

Best regards,

Michael C. MacDonald
Chairman of the Board & CEO

Medifast Inc.

3600 Crondall Lane, Suite 100

Owings Mills, Maryland 21117

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 17, 2014

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual General Meeting of Stockholders (the “Annual General Meeting”) of Medifast Inc., a Delaware Corporation (the “Company”), will be held on Tuesday, June 17, 2014. The Annual General Meeting will be held at 8:00 a.m., Eastern Daylight Time, at the Company’s principal executive offices located at 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117 for the following purposes:

1.	to elect five Class I Directors for one-year terms ending in 2015;
2.	to ratify the appointment of McGladrey, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2014;
3.	to approve a non-binding advisory resolution to approve the Company’s executive compensation; and
4.	to transact such other business as may properly come before the Annual General Meeting and any adjournment, postponement or continuation thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 28, 2014 are entitled to notice of, and to vote at, the Annual General Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual General Meeting in person. However, to assure your representation at the Annual General Meeting, you are urged to vote your shares as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Stockholders attending the Annual General Meeting may vote in person even if they previously voted their shares.

All stockholders who wish to attend the Annual General Meeting must bring an acceptable form of identification, such as a valid driver’s license. In addition, if you hold your shares indirectly through a broker, bank or similar institution, you will need to bring an account statement or other acceptable evidence of ownership of your shares as of the close of business on April 28, 2014, and in order to vote your shares at the Annual General Meeting you will need to obtain a legal proxy from the bank, broker or nominee that holds your shares.

By Order of the Board of Directors,

Michael C. MacDonald
Chairman of the Board

Owings Mills, Maryland
April 30, 2014

TABLE OF CONTENTS

THE 2014 ANNUAL GENERAL MEETING OF STOCKHOLDERS	1

Information Concerning Solicitation and Voting	1

PROPOSAL 1: THE ELECTION OF DIRECTORS	3

DIRECTOR NOMINEES	3

CONTINUING DIRECTORS	5

ADDITIONAL INFORMATION ABOUT THE BOARD AND COMMITTEES	8

Director Independence	8

Board Meetings	8

Board Leadership Structure and Risk Oversight	8

Code of Conduct and Business Ethics and Corporate Governance Guidelines	10

DIRECTOR COMPENSATION	10

Stockholder Communications with the Board	12

COMMITTEES OF THE BOARD	12

Audit Committee	12

Nomination Committee	14

Compensation Committee	15

Executive Committee	16

Special Mergers & Acquisitions Committee	16

PROPOSAL 2: THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT	17

Principal Accountant Fees and Services	18

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accountant	18

EXECUTIVE OFFICERS	19

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	21

COMPENSATION DISCUSSION AND ANALYSIS	22

Compensation Committee Interlocks and Insider Participation	25

Compensation Committee Report	26

ANALYSIS OF RISK INHERENT IN OUR COMPENSATION POLICIES AND PRACTICES	27

Summary Compensation Table (2013, 2012 and 2011)	28

2013 Grants of Plan-Based Awards Table	29

Outstanding Equity Awards at 2013 Fiscal Year-End Table	30

2013 Option Exercises and Stock Vested Table	31

Potential Payments upon Termination or Change in Control	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33

OTHER MATTERS	35

THE 2014 ANNUAL GENERAL MEETING OF STOCKHOLDERS

Information Concerning Solicitation and Voting

Place, Time and Date of Meeting. The accompanying proxy is being solicited on behalf of the Board of Directors (the “Board”) of Medifast, Inc., a Delaware corporation (the “Company” or “Medifast”), for use at the 2014 Annual General Meeting of Stockholders (the “Meeting”) to be held on Tuesday, June 17, 2014 at 8:00 a.m., Eastern Daylight Time, at the Company’s principal executive offices located at 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117, and any adjournments, postponements or continuations thereof.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, including this proxy statement (this “Proxy Statement”), the accompanying proxy card, our Annual Report on Form 10-K for the fiscal year ending December 31, 2013 filed with the SEC on March 17, 2014 (the “Annual Report”) and related proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to stockholders on or about May 6, 2014. This Proxy Statement and accompanying proxy card, Annual Report, and related proxy materials will first be made available to stockholders on or about May 6, 2014 at www.astproxyportal.com/ast/08676 for registered holders of the Company’s common stock and at www.proxyvote.com for beneficial holders of the Company’s common stock. In accordance with the rules and regulations of the SEC, the websites provide complete anonymity with respect to a stockholder accessing the websites.

Record Date and Voting Securities. Only stockholders of record at the close of business on April 28, 2014 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The Company has one series of capital stock, comprised of shares of common stock (the “Common Shares”), outstanding. At the close of business on April 28, 2014, 13,143,309 Common Shares were issued and outstanding and held of record by 135 registered holders. Stockholders of record on the Record Date may vote by (i) internet, as instructed in the Notice of Internet Availability of Proxy Materials; (ii) by mail, by requesting a paper copy of the proxy card, as instructed in the Notice of Internet Availability of Proxy Materials; or (iii) by attending the meeting in person. Stockholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker.

Voting. Each stockholder is entitled to one vote for each Common Share held by them on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Abstentions and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal. Provided that a quorum is present: (i) each nominee for election as a Class I Director will be elected by a majority vote, that is, the affirmative vote of a majority of the votes cast with respect to such nominee; (ii) the ratification of the appointment of McGladrey, LLP (“McGladrey”) as the Company’s independent registered public accountant will require the affirmative vote of a majority of the votes cast on such proposal; and (iii) the approval of a non-binding advisory resolution to approve the Company’s executive compensation will require the affirmative vote of a majority of the votes cast on such proposal. The Company is not aware of any matter, other than as referred to in this Proxy Statement, to be presented at the meeting.

When a proxy is properly executed and authorized, the Common Shares underlying such proxy will be voted in accordance with the instructions of the stockholder. Any properly authorized proxy received on a timely basis for which no specification has been made by the stockholder will be voted “FOR” the election of the nominees of Class I Directors listed in this Proxy Statement in Proposal 1, “FOR” the ratification of the appointment of McGladrey as the Company’s independent registered public accountant for the fiscal year ending December 31, 2014 in Proposal 2 and “FOR” the approval of a non-binding advisory resolution approving the Company’s executive compensation in Proposal 3, to the extent permitted by the rules and regulations of the SEC, and in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments or postponements thereof.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directions and the advisory approval of the Company’s executive compensation, although they may vote their client’s shares on “routine” proposals such as the proposal seeking ratification of McGladrey as our independent registered public accountant for the fiscal year ending December 31, 2014. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

1

Only stockholders registered on the books of our transfer agent may vote in person at the Meeting. If you hold your Common Shares indirectly through a broker, bank or similar institution and desire to vote your Common Shares in person at the Meeting, you will need to obtain a legal proxy from the bank, broker or nominee that holds your Common Shares.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the Meeting and voting in person.

Solicitation Expenses. This solicitation of proxies is being made on behalf of the Board and all related costs will be borne by the Company. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person, by telephone, facsimile or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

This Proxy Statement contains summaries of certain documents, but you are urged to read the documents themselves for the complete information. The summaries are qualified in their entirety by reference to the complete text of the applicable document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon request to the Company by following the procedures described under “Stockholder Communications with the Board.”

2

PROPOSAL 1:

THE ELECTION OF DIRECTORS

The number of directors in each class is determined by the Board. The directors are classified as Class I, Class II and Class III. The term of Class I Directors will expire at the Meeting. The terms of Class II and III Directors will expire at the annual meeting in 2015. Each Class I Director is up for re-election at the Meeting for a one-year term expiring at the 2015 annual meeting.

On February 5, 2014, the Board approved an amendment to the Company’s By-laws to implement a majority voting standard for the election of directors in uncontested elections. Under a majority voting standard, in order to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Each stockholder is entitled to only one vote per share in the election of directors and each director nominee is voted upon separately. The holders of Common Shares are not entitled to cumulate their votes in the election of directors. If an incumbent director who is a candidate for re-election is not elected, the director will be required to tender his or her resignation to the Board. The Nomination Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nomination Committee’s recommendation and disclose its decision and the rationale for the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. In contested elections, where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

The nominees for Class I Directors are to be voted on at the Meeting. The Board has nominated Charles P. Connolly, Jason L. Groves, Esq., John P. McDaniel, Donald F. Reilly, and Carl E. Sassano for election as Class I Directors to serve one-year terms expiring at the 2015 annual general meeting. Information concerning each of the Class I Director nominees has been provided below. Each nominee has previously been elected as a director by stockholders and has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. If, at the time of the Meeting, any of the Class I Director nominees is not available to serve as a director (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute Class I Director nominees nominated by the Board. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of the nominees – Charles P. Connolly, Jason L. Groves, Esq., John P. McDaniel, Donald F. Reilly, and Carl E. Sassano.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES.

Director Nominees

Name and Experience	Class	Director Since

Charles P. Connolly, age 65, is the Chairman of the Audit Committee and also serves on the Special Mergers & Acquisitions Committee. Mr. Connolly spent 29 years at First Union Corp., that merged with Wachovia Bank in 2001. He retired in 2001 as the President and Chief Executive Officer of First Union Corp. of Pennsylvania and Delaware. Mr. Connolly serves on the board of numerous profit and non-profit organizations. He holds an MBA from the University of Chicago and AB from Villanova University.

Mr. Connolly brings to the Board extensive executive experience and financial acumen derived from a lengthy executive career in the banking industry. He possesses a unique financial and risk assessment perspective into the operations and financial management of the Company and spends significant time with our executive team providing guidance and consultation on key metrics and performance objectives that have served Medifast well in the past few years.

	I	2006

Jason L. Groves, Esq., age 43, has served as the Company’s Executive Vice President and General Counsel since November 2011. Prior to joining Medifast in November 2011, Mr. Groves served as Assistant Vice President of Government Affairs for Verizon Maryland, since 2003. Mr. Groves is also an Army veteran. He was a direct commissioned Judge Advocate in the United States Army Judge Advocate General’s Corp (“JAG”). As a JAG Officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney. Over the course of three years, he received two Army Achievement Medals, and one Army Commendation Medal. Mr. Groves also sits on several non-profit boards including Anne Arundel Medical Center and the Maryland Hospital Association. Mr. Groves received his Bachelor of Science degree, cum laude, in Business with a concentration in Hospitality Management, from Bethune-Cookman University. He also obtained his juris doctorate from North Carolina Central University School of Law and is a member of the New Jersey and District of Columbia bars as well as several bar associations.

	I	2009

Mr. Groves was first selected as a director in 2009 based on his military, business and legal background. In addition he has extensive experience with government relations and knowledge of the healthcare and communications technology fields. His background as a federal prosecutor gives him insight into the regulatory and legal issues the Company faces in today’s business climate.

3

John P. McDaniel, age 71, serves on the Audit Committee and Special Mergers & Acquisitions Committee. He is a seasoned healthcare executive with more than 36 years of experience as a chief executive officer, most recently at MedStar Health Systems in Columbia, Maryland, one of the largest and most comprehensive healthcare delivery systems in the mid-Atlantic region. He is presently Chair and Partner in The Hickory Ridge Group, an advisory, development and investment company that focuses on emerging healthcare and technology related entities. He is also a member of the Executive Committee and on the board of the Greater Washington Board of Trade, on the board of Wittenberg University, and is the Chair and member of the board of the Washington Real Estate Trust, a New York Stock Exchange (“NYSE”) listed company. Mr. McDaniel has a degree in Business Administration from Wittenberg University, an MHA in Health Management and Policy from the University of Michigan, and an Honorary Doctorate of Humane Letters from Wittenberg University.

Mr. McDaniel brings extensive healthcare executive and entrepreneurial experience to the Board. His extensive management and board knowledge concerning the health care industry and health care policy will provide seasoned oversight.

I	2009

Donald F. Reilly, OSA, age 67, serves as Chairman of the Nominations Committee. He holds a Doctorate in Ministry (Counseling) from New York Theological and an M.A. from Washington Theological Union as well as a B.A. from Villanova University. Fr. Reilly was ordained a priest in 1974. He is currently on the board of Villanova University. He also serves on the board of trustees of Merrimack College, MA, St. Augustine Prep, NJ, and Malvern Prep, PA. Fr. Reilly was Prior Provincial of the Augustinian Order at Villanova, PA from 2002 to 2010. He oversaw more than 220 Augustinian Friars and their service to the Church, teaching at universities and high schools, ministering to parishes, serving as chaplain in the Armed Forces and hospitals, ministering to AIDS victims, and serving missions in Japan, Peru, and South Africa. Fr. Reilly is currently the President of St. Augustine Preparatory School in Richland, New Jersey.

Father Reilly brings to the Board a strong background in personnel and executive management. Father Reilly was present during the restructuring of the Company in 1999 and has an extensive knowledge of the history of the Company. He was also instrumental in developing the current business model in consultation with the Business School at Villanova University. A nationally known academic holding a Ph.D., Father Reilly has been an invaluable asset providing guidance to the company and creating stockholder value. He has also been instrumental in assisting the Nomination Committee in identifying and evaluating potential director candidates for the characteristics we consider necessary to perform high performance, risk assessment and be transparent which are desirable characteristics for all potential directors.

I	1998

4

Carl E. Sassano, age 64, serves on the Compensation Committee and Special Mergers & Acquisitions Committee. He is a member of the board of Transcat, Inc. and the Lead Director. Mr. Sassano was Chairman of the Board of Transcat from October 2003 until July, 2013. From April 2007 to May 2008, he also served as executive chairman of the board. Mr. Sassano became President and Chief Executive Officer in March 2002 and was named Chairman of the board in October 2003. In May 2006, he ceased serving as president when Charles P. Hadeed assumed that position. He ceased serving as CEO in April, 2007. Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994) and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano is a partner in CSW Equity Partners, a small private equity investment company. He also serves as Chairman of the board of Voiceport, one of the companies in the CSW portfolio.

Mr. Sassano’s brings to the Board leadership skills and significant public corporate experience from both small companies (Transcat) and large corporations (Bausch & Lomb). He also bring a strong understanding of the issues organizations face in executing a growth strategy.

I	2013

CONTINUING DIRECTORS

Name and Experience	Class	Director Since

Harvey C. “Barney” Barnum, Jr., age 73, was sworn in as the Deputy Assistant Secretary of the Navy for Reserve Affairs on July 23, 2001. In this capacity he was responsible for all matters regarding the Navy and Marine Corps Reserve including manpower, equipment, policy and budgeting. On January 20, 2009, Mr. Barnum was designated Acting Assistant Secretary of the Navy (Manpower and Reserve Affairs), a position he held until May 2009. Mr. Barnum was the fourth Marine to be awarded the nation’s highest honor, the Medal of Honor for valor in Vietnam. He retired from the Marine Corps as a Colonel in August 1989 after 27 and one-half years of service. Mr. Barnum served multiple tours as an artilleryman with both the 3rd and 2nd Marine Divisions to include two tours in Vietnam; 2nd Marine Aircraft Wing; guard officer at Marine Barracks, Pearl Harbor, and operations officer, Hawaiian Armed Forces Police; weapons instructor at the Officer Basic School; four years at Marine Corps Recruit Depot, Parris Island, as commanding officer, Headquarters Company and the 2nd Recruit Training Battalion of the Training Regiment; Chief of Current Operations, U.S. Central Command where he planned and executed the first U.S./Jordanian joint exercise staff as the commander of U.S. Forces and twice planned and executed Operation Bright Star spread over four southwest Asian countries involving 26,000 personnel. Headquarters Marine Corps tours included: aide to the assistant commandant as a captain and deputy director of Public Affairs, Director Special Projects Directorate and Military Secretary to the Commandant as a colonel. Upon retirement in 1989, Mr. Barnum served as the principal director, Drug Enforcement Policy, Office of the Secretary of Defense. Mr. Barnum’s personal medals and decorations include: the Medal of Honor; Defense Superior Service Medal; Legion of Merit; the Bronze Star Medal with Combat “V” and gold star in lieu of a second award; Purple Heart; Meritorious Service Medal; Navy Commendation Medal; Navy Achievement Medal with Combat “V”; Combat Action Ribbon; Presidential Unit Citation; Army Presidential Unit Citation; Joint Meritorious Unit Award; Navy Unit Citation; two awards of the Meritorious Unit Citation; the Vietnamese Cross of Gallantry (silver) and the Department of the Navy Distinguished Public Service Award. Mr. Barnum has attended The Basic School, U.S. Army Field Artillery School, Amphibious Warfare School, U.S. Army Command and General Staff College and the U.S. Naval War College. He is the past president of the Congressional Medal of Honor Society, Connecticut Man of the Year ’67, presented Honorary Legum Doctorem St. Anselm College; Rotary Paul Harris Fellow; Abe Pollin Leadership Award ’03, Marine Corps League “Iron Mike” Award, Order of the Carabao Distinguished Service Award, and Ted Williams Leadership Award.

Mr. Barnum was first selected to be a director in 2009 because of his extensive distinguished government service at the Department of the Navy Executive level and his distinguished military career which includes the Medal of Honor Award for bravery in Vietnam. Mr. Barnum brings expertise to the Board in the area of public policy initiatives as it relates to his knowledge of the Executive and Legislative Branch of the U.S. Government and his oversight of our governmental relations and policy initiatives on obesity related to the Company’s products, protocols and clinical studies. Mr. Barnum serves on the Company’s Compensation and the Nomination committees.

	II	2009

5

Michael C. MacDonald, age 61, joined the Company’s Executive Committee of the Board in 1998, has served as Executive Chairman since November 2011, and was promoted to Chairman and Chief Executive Officer in February 2012. Prior to this role, Mr. MacDonald was Executive Vice President of OfficeMax, overseeing the Contract Division, a $3.6 billion division of the OfficeMax Company. Mr. MacDonald has spent an additional 33 years in sales, marketing, and general management at Xerox Corporation. Among his most significant roles was leading the turnaround in North America from the years 2000-2004 as President of the North American Solutions Group, a $6.5 billion division of Xerox. In addition, Mr. MacDonald was President of Global Accounts and Marketing from 2004-2007, where he led the re-branding of the Xerox Corporation. Mr. MacDonald also has international experience in marketing, sales, and operations with both Xerox and OfficeMax.

Mr. MacDonald received his Bachelor of Arts, Political Science at Rutgers University, earned 44 MBA Credits at Iona College, and attended premier executive education courses in leadership and management at Harvard and Columbia Universities. Mr. MacDonald is the uncle of Margaret Sheetz.

In addition to serving as Chairman and Chief Executive Officer of the Company, Mr. MacDonald also serves on the Jimmy V Foundation and the Archdiocese of Baltimore Catholic Community Foundation.

	II	1998

Jerry D. Reece, age 74, Jerry D. Reece, age 74, is Chairman Emeritus of Reece & Nichols, a Berkshire Hathaway Affiliate. From January 2002 until July 2013 he served as the Chief Executive Officer. The company is involved in residential and commercial real estate brokerage, mortgage origination, title insurance and insurance. The real estate arm of the company is the largest real estate brokerage in Greater Kansas City. With over 40 years’ experience in real estate, Mr. Reece formed J.D. Reece Realtors in early 1987. He sold the company in 2001 to Homeservices of America, Inc. After graduating from the University of Oregon in 1963 with a B.S. in Finance, Mr. Reece joined the United States Marine Corps and served in Hawaii and Vietnam as a first lieutenant. Following active duty, he continued his service in the Marine Corps Reserve. His various assignments included the command of a rifle battalion and service as a member of the Secretary of the Navy's Marine Corps Reserve Policy board at the Pentagon. Retired with the rank of Colonel, he is a past member of the board of the Marine Toys for Tots Foundation. His personal decorations include the Legion of Merit, the Navy Commendation Medal with Combat "V" and the Combat Action Ribbon. Mr. Reece was an Advisory Board Member of Commerce Bank, K.C., from 2003 to 2011. In January 2014, Mr. Reece was named one of Ingram's Magazines Kansas City Legends. Mr. Reece serves as Chair of the Compensation Committee.	II	2009

Margaret Sheetz, age 37, is the President and Chief Operating Officer of Medifast. In March 2011, Ms. Sheetz also became the Chief Executive Officer of Take Shape for Life. Prior to joining the Company in 2000, she worked with the firm of Carrington, Coleman, Sloman and Blumenthal in Dallas, Texas. As Medifast continues to see strong year-over-year growth, Ms. Sheetz has provided the operational and technical leadership that has resulted in Medifast providing the proper infrastructure to support the growth of the Company. Her accomplishments include making dramatic productivity improvement in the Company’s operational capabilities, as well as building a strong infrastructure of distribution, manufacturing, information systems and human resource operations necessary to support rapid business growth. Ms. Sheetz was first selected as a director in 2008 after she had assumed the positions of President and Chief Operating Officer. Her leadership and oversight skills are greatly admired, and she is recognized in the Company as a detail-oriented executive who builds high-performance teams. The Board considers her the source person to get information pertinent to the oversight of Medifast’s operations. Ms. Sheetz is the niece of Michael C. MacDonald.

	II	2008

Ms. Sheetz supports the efforts of the American Diabetes Association, the American Heart Association, and Toys for Tots Foundation. She sits on the board for Stevenson University, the Greater Baltimore Committee, Siloam, and is also a member of the Villanova President’s Leadership Circle. In addition, she is the managing trustee of the MacDonald Family Foundation and the Take Shape for Life Foundation which focuses on grants to support educational programs for disadvantaged students. She holds a Bachelor of Arts degree from Villanova University and received an Executive MBA from Loyola University.

6

Kevin G. Byrnes, age 67, has more than 40 years of financial experience working in the retail and commercial banking industries. He is currently Chairman of the Board of Bay Bank, with assets of approximately $500 million and 12 branches located in the Baltimore metropolitan area. Mr. Byrnes served as President/COO and Director of Provident Bank from 2002 to 2009. Provident, acquired by M&T Bank in May 2009, was the largest independent financial institution in the Maryland and Northern Virginia marketplaces at that time, with $6.5 billion in assets, 150 branches and 1,600 employees. Prior to Provident Bank, Mr. Byrnes spent 25 years with the Chase Manhattan Bank in various executive management positions. Mr. Byrnes began his career at Bankers Trust Co. in New York.

Mr. Byrnes was selected based on his extensive financial experience given his long career in the banking industry. Because of his public-company experience and significant prior board experience, Mr. Byrnes is serving on the Company’s Audit Committee and Chairs the Special Mergers & Acquisitions Committee.

II	2013

Barry B. Bondroff, CPA, age 65, is an officer and director with Gorfine, Schiller & Gardyn, PA, a full-service certified public accounting firm offering a wide range of accounting and consulting services. Previously, he was a Senior Managing Director with SMART, a diverse team of business advisory professionals. Mr. Bondroff brings over 42 years of experience providing companies of all sizes and industries with practical and cost-effective accounting, assurance, tax, business, technology and financial advisory services. Prior to managing SMART, Mr. Bondroff was the Managing Director for Grabush, Newman & Co., P.A., which combined with SMART in May 2003. Mr. Bondroff began his career with Grabush Newman in 1970, and in 1976 became Officer and was promoted to Managing Director in 1982. He earned his Bachelor of Science degree in Accounting from the University of Baltimore. Additionally, Mr. Bondroff serves on the board for First Mariner Bank of Maryland, a NASDAQ listed company. He is active with First Mariner serving on the executive committee, loan committee, audit committee and as chairman of the compensation committee. In addition to his professional affiliations, Mr. Bondroff served on the Executive Committee for Israel Bonds and was a Director of Cycle Across Maryland. He has served on the National Jewish Medical and Research Center, the Jewish Center for Business Development and has assisted the Baltimore Symphony Orchestra in its fundraising efforts. In addition, Mr. Bondroff was a past President and Treasurer of the Edward A. Meyerberg Northwest Senior Center, and also served as a member of the Board for the Levindale Hebrew Geriatric Center and Hospital. Mr. Bondroff is currently a member of the audit committee of the Associated. He was Treasurer for Special Olympics of Maryland, his term ending in 2012 and was a Trustee for Stevenson University in Maryland. In May 2014 Mr. Bondroff was nominated as an Outstanding Director by the Baltimore Business Journal.

III	2008

Mr. Bondroff was first selected as a director in 2008 because of his more than 36 years of experience as a CPA, and with corporate governance including serving on the board of another public company. He utilizes that experience as a financial expert and his elected position of Vice Chairman of the Board. His service on the Audit Committee and his availability as a local director in Baltimore provide for local oversight and practical consulting in the area of financial management, risk assessment and Sarbanes-Oxley regulations. Mr. Bondroff also serves on the Special Mergers & Acquisitions Committee and provides an extensive rolodex that assists Medifast’s management team to find the best talent in the market to assist in our growth and development. On July 22, 2013, the Board appointed Mr. Bondroff as Lead Director.

Sr. Catherine T. Maguire RSM, age 64, a Sister of Mercy, has served as Executive Director at SILOAM, a Body, Mind, Spirit wellness center for the HIV/AIDS community, from 2011 to present. Prior to this, Sr. Maguire worked in AIDS Ministry within the prison system in Washington, DC. and has served as a vocation director for her religious community for 8 years. She received a BS degree in Education/English in 1972, a MS degree in Library Science in 1974 both from Villanova University, and a MA degree in Theology with an emphasis in Pastoral Ministry & Spirituality in 1995 from St. Michael’s College in Vermont. She served on the board of the National Religious Vocation Conference from 1990 to 1992.

Sr. Maguire was first selected as a director in 2009 for her extensive executive experience with not for profit human services organizations and her strong background in organizational ethics and human resources and personnel management. She has multiple advanced degrees and assists in developing the women executives of Medifast. As a result of her extensive management and human resources background she was elected to the Nomination Committee where she assists in screening and evaluating potential director candidates and insures the corporate values related to diversity are implemented in the Company and on the Board.

III	2009

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ADDITIONAL INFORMATION ABOUT THE BOARD AND COMMITTEES

Director Independence

As of April 30, 2014, the Board consists of 12 members, 9 of whom are independent directors. The Company is required to have a majority of independent directors serving pursuant to the rules of the New York Stock Exchange (the “NYSE”). Our Board undertook an annual review of director and director nominee independence. The purpose of this review was to determine whether any relationships or transactions involving directors and director nominees (including their immediate family members and affiliates) were inconsistent with a determination that the director or director nominee is independent under the independence standards set forth in the NYSE rules and the Company’s Corporate Governance Guidelines (the “Guidelines”).

In making this determination, the Board considered our directors’ responses to a questionnaire provided by management asking them to disclose, among other things, any relationships or transactions, direct or indirect, that they (or any of their immediate family members or affiliates) have with the Company and/or its subsidiaries, but also any other relevant facts and circumstances that may have come to the Board’s attention relating to transactions, relationships or arrangements between the director or director nominee (or any of their immediate family members or affiliates) on the one hand, and the Company or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might bear on the materiality of a director’s or a director nominee’s relationship to the Company or any of its subsidiaries.

Based on its review, and applying the NYSE standards for determining independence as well as the additional independence criteria set forth in our Guidelines, the Board affirmatively determined that the following directors are independent: Harvey C. Barnum, Jr., Barry B. Bondroff, Kevin G. Byrnes, Charles P. Connolly, Catherine T. Maguire, John P. McDaniel, Jerry D. Reece, Donald F. Reilly, and Carl E. Sassano. The Board also determined that George L. Lavin, Esq. was an independent director until his resignation on July 31, 2013, and Jeannette M. Mills was an independent director until her resignation on May 23, 2013.

Board Meetings

During the fiscal year ended December 31, 2013 (“Fiscal 2013”), the Board held five meetings. Each Board member attended at least 75% of the aggregate number of the total number of Board meetings (held during the period for which such person was serving on the Board) and the total number of meetings held by all committees of the Board on which such person served (during the period during which such person served).

Under the Guidelines, which are available on the Company’s website http://ir.medifastdiet.com, by following the link through “Investor Relations” to “Corporate Governance,” each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the stockholders of the Company, the Board and committees of which he or she is a member. All of the directors attended the 2013 Annual General Meeting of Stockholders.

Board Leadership Structure and Risk Oversight

Board Leadership Structure

The Board is committed to strong corporate governance and board independence. The Board recognizes that having a shared Chief Executive Officer and Chairmanship can present an issue for some companies or some boards. However, the 2004 Blue Ribbon Commission of the National Association of Corporate Directors found that separation of the roles of chairman and chief executive officer was not necessary for effective board leadership. The Nominations Committee and the Board continue to consider the issue of board leadership and do not believe there is any material corporate governance benefit to separating these positions at this time. Our Chairman of the Board does not have any enhanced rights as a director, but has the same voting authority as any other director and the role of Chairman is one which is principally that of presiding at meetings of the Board and taking the initiative on establishing the proposed agenda for meetings of the Board, which is a role our senior management would play a significant part in regardless of which director serves as Chairman. Our Board continues to believe that the current structure is in our best interests and our stockholders’ best interests and allows Michael C. MacDonald, who serves as our Chairman and Chief Executive Officer, to focus on our strategy, business and operations.

The Board believes that there is no one best leadership structure model that is most effective in all circumstances. The Board retains the authority to separate the positions of Chairman and Chief Executive Officer in the future if such change is determined to be in our best interests and those of our stockholders. Thus, the Board remains flexible and committed to a strong corporate governance structure and board independence. The Board is committed to adopting corporate management and governance policies and strategies that promote our effective and ethical management. In this regard, the Board strongly believes that it should have maximum flexibility in deciding whether the offices of Chairman and Chief Executive Officer are combined or separate and, if separate, whether the Chairman should be an independent director or an employee.

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The 2004 Blue Ribbon Commission also found that it is most important that an independent director serve as a focal point for the work of the independent directors. In July 2013, as part of its commitment to strong corporate governance and independence, the Board appointed Barry B. Bondroff as Lead Independent Director.

Lead Director

As noted above, the Board appointed Barry B. Bondroff, CPA, as Lead Independent Director effective July 22, 2013. Mr. Bondroff has served as a director since 2008. The Lead Independent Director is responsible for facilitating and coordinating the activities of the independent directors. For the purpose of balancing the interests of the stockholders and management when the CEO also serves as the Chairman of the Board, the Lead Independent Director serves as Chairman for meetings of the independent directors separate from management. The Lead Independent Director also represents the best practices regarding corporate governance, provides independent leadership to the Board, and performs such other duties and responsibilities as the Board may determine.

The principal responsibilities of the Lead Independent Director are as follows:

•	Act as the principal liaison between the independent directors of the Board and the CEO and Chairman of the Board;
•	Develop the agenda for and preside at executive sessions of the Board's independent directors;
•	Communicate to the Chairman any and all feedback from the executive sessions;
•	Prepare minutes of the meeting of independent directors, share minutes with the full Board when appropriate, and deliver the minutes to the Company for filing with the minutes of the Company;
•	Review and approve the agenda for the Board;
•	Participate in the compensation committee’s evaluation of the CEO’s performance;
•	Supervise the evaluations (self and otherwise) of the directors;
•	Initiate a review of the independent Board members’ performances, discuss the results with the Chairman and make recommendations for improvement, if required;
•	Handle difficult and underperforming directors to improve the functionality of the Board;
•	Assist in Board succession plans;
•	Preside at all meetings at which the Chairman is not present;
•	Retain the authority to call meetings of the independent directors;
•	Subject to the authority of any committee of the Board, recommend to the Board the retention of advisors and consultants who report directly to the Board;
•	As the Board determines, serve as a liaison and be available for consultation and direct communication with major stockholders;
•	Make recommendations to the Board on behalf of the independent directors; and
•	Undertake further such responsibilities that the independent directors may designate to the Lead Independent Director from time to time.

Risk Oversight

The Company takes a comprehensive approach to risk management and believes risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

The Board closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures.

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The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies and policies.

Code of Conduct and Business Ethics and Corporate Governance Guidelines

Our Board has adopted a corporate Code of Conduct and Business Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Conduct and Business Ethics and Corporate Governance Guidelines are available on our website at http://ir.medifastdiet.com/ by following the links through “Investor Relations” to “Corporate Governance.”

Any amendment to, or waiver from, a provision of the Company’s Code of Conduct and Business Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller will be posted on the Company’s website, http://ir.medifastdiet.com/.

DIRECTOR COMPENSATION

The non-employee directors of Medifast receive an annual stock grant for their service on the Board. In Fiscal 2013, each director received 750 shares of restricted stock. The number of shares received is prorated for directors who join the Board mid-year. In Fiscal 2013, directors also received a meeting fee of $7,500 for attending a quarterly Board meeting and between $500 and $4,000 for attending a quarterly committee meeting (depending on the committee and the position held). The Committee fees and Board meeting fees may, at each director’s election, be received in cash or Common Shares (equivalent in value to 120% of the cash value of the compensation based on the stock price on the last day of the quarter. All Common Shares granted in lieu of compensation vest on February 5, 2015. For additional committee meetings or board service, directors receive $1,500 per day or a pro rata portion thereof. Employee directors do not receive any additional compensation for their services as director.

2013 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal 2013.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (1) (3)	Total

Harvey C. Barnum	$188	$59,000	$59,188
Barry B. Bondroff	938	59,000	59,938
Kevin G. Brynes	17,281	25,897	43,178
Charles P. Connolly	1,594	73,390	74,983
Catherine T. Maguire	16,000	37,389	53,389
John P. McDaniel	375	59,000	59,375
Jerry D. Reece	188	60,216	60,404
Rev. Donald F. Reilly, OSA	26,500	18,195	44,695
Carl E. Sassano	8,000	15,460	23,460

(1)	Amounts are calculated based on the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. The assumptions and methodologies used to calculate these amounts are discussed in Note 2 to our Consolidated Financial Statements included in the Company’s Annual Report. Under generally accepted accounting principles, compensation expense with respect to stock awards awards granted to our employees is recognized over the vesting periods of the applicable rewards.

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Our non-employee directors held the following outstanding awards as of December 31, 2013:

Name	Outstanding Restricted Stock Awards (#)
Harvey C. Barnum	2,372
Barry B. Bondroff	2,372
Kevin G. Brynes	952
Charles P. Connolly	2,944
Catherine T. Maguire	1,513
John P. McDaniel	2,372
Jerry D. Reece	2,413
Rev. Donald F. Reilly, OSA	750
Carl E. Sassano	582

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Stockholder Communications with the Board

Stockholders and other parties interested in communicating directly with the Board, non-management directors as a group or individual directors, including Barry B. Bondroff as Lead Director of the Board in his capacity as the presiding director of executive sessions of non-management directors, may do so by writing to Medifast, Inc., c/o Corporate Secretary, 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117, indicating to whose attention the communication should be directed. Under a process approved by the Board for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the Audit Committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof, or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board and request copies of any such correspondence.

COMMITTEES OF THE BOARD

Our Board has a standing Audit Committee, Nomination Committee, Compensation Committee, Executive Committee, and a Special Mergers & Acquisitions Committee.

Audit Committee

Our Audit Committee consists of Charles P. Connolly, Chairperson, Barry B. Bondroff, Kevin G. Byrnes, and John P. McDaniel, each of whom is independent within the meaning of the applicable NYSE listing rules as well as Section 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Kevin G. Byrnes was appointed to the Company’s Board and Audit Committee on May 23, 2013. George L. Lavin, Esq resigned from the Board and the Audit Committee effective July 31, 2013.

As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board has affirmatively determined that each audit committee member is financially literate, and that Mr. Connolly is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

The principal duties of the audit committee are as follows:

•	The Committee shall have the sole authority to directly appoint, retain, compensate, evaluate and, where appropriate, replace the Auditors (subject, if appropriate, to ratification by a vote of the stockholders of the Company). The Auditors shall report directly to the Committee. The Committee must be directly responsible for oversight of the independent auditors, including resolution of disagreements between management and the Auditors.

•	Review and pre-approve all the audit services to be performed, including the Auditors' engagement letter for the annual audit of the Company in accordance with U.S. generally accepted auditing standards and the proposed fees in connection with such audit. Any additional services that management chooses to hire the independent auditors to perform must be approved individually by the Committee, prior to the independent auditors engagement. The authority for such pre-approval may be delegated to one or more members of the Committee; the decisions of any member to whom pre-approval authority is delegated shall be presented to the full Committee at the next Committee meeting and make recommendations, if any, with respect to the audit scope, plans for (including staffing and budgeting), and the results of, the annual audit conducted by the Auditors and the internal auditors.

•	Receive and review periodic written reports from the Auditors regarding the Auditors independence and discuss such reports with the Auditor. Annually, obtain and review a report by the Auditors describing their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the firm. Such report shall also detail steps taken to resolve any issues raised in the above reviews, inquiries or investigations and all relationships between the independent auditor and the Company. The Committee shall review and discuss with the Auditors any relationships or services that may impact the objectivity and independence of the Auditors and take appropriate action in response to the Auditors' report to satisfy itself of the Auditors' independence. This review shall include an evaluation of the lead partner of the Auditors. The Committee shall insure that the lead audit partner is rotated at least every five years to the extent required by the Securities Exchange

•	Act of 1934, as amended by the Sarbanes Oxley Act of 2002 (the "Act"), and shall consider whether there should be regular rotation of the Auditors. The Committee shall present its findings from this report to the Board.

•	The Committee shall establish clear policies with respect to the hiring of employees or former employees of the Auditors.

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•	The Committee shall ensure that none of the individuals serving in the positions of chief executive officer, chief financial officer, corporate controller, chief accounting officer, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the Auditors during the 1-year period preceding the date of initiation of any audit being performed by the Auditors.

•	Review with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communications with audit committees ("SAS 61"), all alternative accounting treatments of financial information discussed with management (including the ramifications of using such alternative disclosures and treatments and the Auditors' preferences) and all material written communications with management.

•	Review with the Auditors any audit problems or difficulties and disagreements with management encountered in the course of the audit, management's response thereto and the related effects on audit scope and procedures. The Committee is responsible for resolving any disagreements between management and the Auditors or internal auditors regarding financial reporting.

•	Examine and review with the Auditors, the Company's chief financial and accounting officers the comments and recommendations contained in the Auditors' summary audit management reports, as presented to the Committee, and management's response to those reports, and advise the Board with respect thereto.

•	Conduct an ongoing review of related party transactions to detect any potential conflicts of interests.

•	At least quarterly, the Committee shall meet with management, the Auditors, and internal audit in separate executive sessions.

•	Review with the management and the Auditors the quality and adequacy of internal controls that could significantly affect the Company's financial statements.

•	Discuss with management and the Auditors the Company's major financial risk exposures, the Company's policies with respect to risk assessment and risk management and the steps management has taken to monitor and control these exposures.

•	Review and make recommendations to the Board concerning the Company's policies with regard to affiliate/related party transactions.

•	Discuss with management and the Auditors the quality and adequacy of the Company's disclosure controls and procedures, and review disclosures made by the Company's principal executive officer and principal financial officer in the Company's periodic reports filed with the SEC regarding compliance with their certification obligations.

•	Prior to each quarterly earnings release, the Committee shall discuss with management and the Auditors the earnings press release, as well as financial information and earnings guidance to be provided to investors, analysts or rating agencies.

•	Meet to review and discuss with management and the Auditors the Company's quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to filing on Forms 10-Q.

•	Meet to review and discuss with management and the Auditors the annual audited financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", any changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies and significant estimates and judgments made in connection with the preparation of such audited financial statements, prior to filing on Forms 10-K.

•	Review with management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

•	Review with, and make a recommendation to, the Board with respect to the inclusion of the audited financial statements, including the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", in the Company's Annual Report on Form 10-K to be filed with the SEC.

•	Prepare the report from the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

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•	Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

•	Ensure that the Company's Ethics Policy (the "ethics codes") are in writing and have annually been distributed to applicable Company employees, Directors and other individuals covered by its contents.

•	Establish and maintain a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Additionally, establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Annually review the Committee's performance, review and reassess the adequacy of the Committee's purpose and responsibilities as herein set forth and recommend any proposed changes to the Board for approval.

•	The Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee may also conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities.

•	The Committee shall review at least quarterly with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Auditors, or the performance of the internal audit function.

•	The Committee shall review and evaluate compliance with the Company’s investment policies, procedures and strategies. In doing so, it will review transactions entered into by the Company and determine if the funds are invested in accordance with the policies, procedures, strategies and limits set by the Investment Committee and make appropriate recommendations to the Board.

•	The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting and such other matters as the Board shall from time to time specify.

Our Board has adopted a written charter for the Audit Committee which is available on the Company’s website at http://ir.medifastdiet.com/ by following the links through “Investor Relations” to “Corporate Governance.” In Fiscal 2013, the Audit Committee met five  times.

Nomination Committee

The Nomination Committee consists of Donald F. Reilly, OSA, Chairperson, Catherine T. Maguire, RSM, and Harvey C. Barnum, Jr., all of whom are independent within the meaning of the applicable NYSE listing rules. The Nomination Committee identifies and recommends to the Board qualified candidates for election as directors, recommends director committee assignments, and for the evaluation of the performance of the Board and Chief Executive Officer. With input from the Chairman of the Board and Chief Executive Officer, the Nomination Committee recommends certain executive officers for election. The Nomination Committee reviews issues and developments related to corporate governance practices and makes recommendations to the Board on changes in structure, rule or practice necessary for compliance and for good corporate governance. The Nomination committee has been tasked to assist the Chairman in selecting the most qualified and appropriate directors to serve on the Company’s separate Board committees.

Our Board has adopted a written charter for the Nomination Committee, which is available on the Company’s website at http://ir.medifastdiet.com/ by following the links through “Investor Relations” to “Corporate Governance”. In Fiscal 2013, the Nomination Committee met two times.

Director Qualifications and Nominations Process

The Nomination Committee’s Charter provides that the skills and characteristics required generally of directors include diversity, age, business background and experience, accomplishments, experiences in the Company’s business and a willingness to make the requisite commitment of time and effort. Accordingly, the Board has not set minimum standards for director candidates. Rather, it seeks highly qualified individuals with diverse backgrounds, business and life experiences that will enable them to constructively review and guide management of the Company. The Company has successfully obtained diverse highly qualified candidates for directors without utilizing a paid outside consultant. The Nomination Committee considers and evaluates potential director candidates and makes its recommendations to the full Board.

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Any stockholder may submit a recommendation for nomination to the Board. The Nomination Committee will utilize the same process for evaluating all nominees, regardless of whether the nominee recommendation is submitted by a stockholder or some other source. If a stockholder wishes to nominate a candidate for election to the Board, in order for the nomination to be properly made the stockholder must give written notice to the Corporate Secretary of the Company at Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117. Notice must be received at the Company’s principal executive offices at least 90 days before the date that is one year after the prior year’s annual stockholder meeting. The notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the nominee or nominees, (ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understanding between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) the qualifications of the recommended individual and such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the Company Bylaws had each nominee been nominated, or intended to be nominated, by the Board, and (v) the consent of each nominee to serve as a director of the Company if so elected.

Compensation Committee

The Compensation Committee currently consists of Jerry D. Reece, Chairman, Harvey C. “Barney” Barnum, Jr., Catherine T. Maguire, and Carl E. Sassano, all of whom are independent within the meaning of the applicable NYSE listing rules. Ms. Mills served as Chairperson of the Compensation Committee until her resignation from the Board in May 2013.

The principal duties of the Compensation Committee are as follows:

•	To review and approve annually the corporate goals and objectives applicable to the compensation of the chief executive officer ("CEO"), evaluate at least annually the CEO's performance in light of those goals and objectives, and determine and approve the CEO's compensation level based on this evaluation. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation ("Say on Pay Vote") required by Section 14A of the Exchange Act.

•	To approve the compensation of all other executive officers. In evaluating and determining executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote.

•	To review, approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity- based plans, and where appropriate or required, recommend for approval by the stockholders of the Company, which includes the ability to adopt, amend and terminate such plans. The Committee shall also have the authority to administer the Company's executive officer incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan.

•	To review and discuss with management the Company's Compensation Discussion and Analysis ("CD&A") and the related executive compensation information, recommend that the CD&A and related executive compensation information be included in the Company's annual report on Form 10-K and proxy statement and produce the compensation committee report on executive officer compensation required to be included in the Company's proxy statement or annual report on Form 10-K.

•	To review, and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans.

•	To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

Our Board has adopted a written charter for the compensation committee which is available on the Company’s website at http://ir.medifastdiet.com/ by following the links through “Investor Relations” to “Corporate Governance.” In Fiscal 2013, the Compensation Committee met seven  times.

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Executive Committee

Michael C. MacDonald, Chairman, Barry B. Bondroff, Jason L. Groves, and Margaret E. Sheetz are members of the Executive Committee. The Executive Committee has all the authority of the Board, except with respect to certain matters that by statute may not be delegated by the Board. The Executive Committee meets periodically during the year to develop and review strategic, operational and management policies for the Company. The Executive Committee did not meet in Fiscal 2013.

Special Mergers & Acquisitions Committee

Kevin G. Byrnes, Chairman, Charles P. Connolly, Barry B. Bondroff, John P. McDaniel and Carl E. Sassano are members of the Special Mergers & Acquisitions Committee. The Special Mergers & Acquisitions Committee’s objective is to review and oversee any and all transactions and make recommendations to the Board regarding such transactions. The Special Mergers & Acquisitions Committee is not authorized to approve any transaction. In carrying out its objective, the Special Mergers & Acquisitions Committee shall:

•	Review merger, acquisition and investment strategies with the Company’s management;
•	Study, examine, and investigate the candidates, the proposed Transaction, and the Company’s preparedness for any Transaction;
•	Authorize and approve merger, acquisitions and/or investment investigations relating to any Transaction;
•	Recommend to the Board appropriate consulting and legal support to review relevant agreements;
•	Monitor due diligence, investigations and other activities relating to the Transaction;
•	Access the Company’s executive team and other managers as necessary to carry out its responsibilities;
•	Have such other rights and powers as may be lawfully delegated to it by the Board, not in conflict with specific powers conferred by the Board upon any other Board Committee;
•	Perform any other activities, consistent with this Charter and/or the Company’s bylaws, as the Special Mergers & Acquisitions Committee or the Board deems necessary or appropriate;
•	Report all of its actions and findings to the Board and keep the Board apprised of its proposed merger, acquisitions and investment investigations and activities; and
•	Make recommendations to the Board as to any Transaction.

Our Board has adopted a written charter for the Special Mergers & Acquisitions Committee which is available on the Company’s website at http://ir.medifastdiet.com/ by following the links through “Investor Relations” to “Corporate Governance”. In Fiscal 2013, the Special Mergers & Acquisitions Committee did not meet.

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PROPOSAL 2:

THE RATIFICATION OF THE APPOINTMENT OF the Company’s INDEPENDENT

REGISTERED PUBLIc accountant

The Audit Committee has selected McGladrey as the Company’s independent registered public accountant to audit the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2014 and to perform such other appropriate accounting services as may be approved by the Audit Committee.

One or more representatives of McGladrey will be present at the Meeting, will have the opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions. Although the selection of the Company’s auditor does not require ratification from our stockholders, the Board has directed that the appointment of McGladrey as the Company’s independent registered public accountant for the fiscal year ending December 31, 2014 be submitted to the stockholders for their ratification. In the event stockholders do not ratify the appointment of McGladrey, the appointment will be reconsidered by the Audit Committee and the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2014.

Audit Committee Report

The following is the report of the Audit Committee of the Board with respect to the Company’s audited financial statements for Fiscal 2013.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and McGladrey, the Company’s independent registered public accountant for Fiscal 2013, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and McGladrey regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. McGladrey is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with McGladrey the matters required under Auditing Standard No. 16, “Communications with Audit Committees,” and other generally accepted auditing standards.

In addition, the Audit Committee has received the written disclosures and the letter from McGladrey required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant its independence. The Audit Committee has also considered whether the independent registered public accountant’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that McGladrey is independent from the Company and its management. The Audit Committee has pre-approved all Fiscal 2013 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with McGladrey the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2013.

AUDIT COMMITTEE OF

THE BOARD

Charles P. Connolly, Chairman

Barry B. Bondroff, CPA

John P. McDaniel

Kevin G. Byrnes

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Principal Accountant Fees and Services

The fees incurred for the fiscal years ended December 31, 2013 and 2012, from McGladrey LLP (through November 30, 2013) for performing the following professional services were:

	2013	2012
Audit Fees (1)	$249,000	$245,000
Audit - Related Fees (2)	-	26,000
Tax Fees (3)	148,000	138,000
All Other Fees (4)	4,000	14,000

Total	401,000	423,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related fees are for assurance services provided to audit the Company’s employee benefit plan.

(3)	Tax fees were billed for tax compliance services.

(4)	All other fees consist of fees incurred for the review of the Company’s annual Franchise Disclosure Document and other services not reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accountant

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountant. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountant.

Under the policy, pre-approval is generally provided for work associated with the following:

•	registration statements under the Securities Act of 1933 (for example, comfort letters or consents);
•	due diligence work for potential acquisitions or dispositions;
•	attest services not required by statute or regulation;
•	adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;
•	internal control reviews and assistance with internal control reporting requirements;
•	review of information systems security and controls;
•	tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and
•	assistance and consultation on questions raised by regulatory agencies.

For each proposed service, the independent registered public accountant is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accountant’s independence.

The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for Exchange Act audits.

The Audit Committee pre-approved all audit, audit-related, tax and other services provided by McGladrey and RSM McGladrey, Inc. during Fiscal 2013 in accordance with this policy.

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EXECUTIVE OFFICERS

Except for Michael C. MacDonald, Jason Groves and Margaret Sheetz who are also directors of the Company, the biographical information of the company’s executive officers is below.

Name and Experience

Timothy G. Robinson, CPA, age 51, is the Company’s Chief Financial Officer. Mr. Robinson was appointed as the Company’s Chief Financial Officer on February 1, 2013. Prior to joining the Company, Mr. Robinson was Vice President, Business Operations for Canon Business Solutions, Inc. from 2008 to 2013, where he served as a key member of the executive team for this national office products subsidiary of Canon U.S.A. From 1995 to 2008, Mr. Robinson was Vice President, Finance & Administration for Canon Business Solutions-East, Inc. Mr. Robinson was Controller of Dupli-Fax, Inc. from 1989 to 1995 and was a Senior Emerging Business Consultant for Deloitte & Touche from 1985 to 1989. Mr. Robinson received his Bachelor of Science degree in accounting from Villanova University.

Donald Gould, age 55, is the Company’s Executive Vice President for Information Technology. Mr. Gould joined the Company in January 2011. Prior to joining the Company, Mr. Gould worked in information technology at Godiva Chocolatier, Inc. and Campbell Soup Company. Mr. Gould has 30 years of information technology experience with the majority being in the consumer products industry. Mr. Gould has managed a variety projects both in the U.S. and internationally, mostly focusing on supply chain and retail operations. Mr. Gould holds a Bachelor of Science degree from Slippery Rock University and a Master of Business Administration degree from Saint Joseph’s University.

Brian Kagen, age 41 Brian Kagen joined Medifast in June 2011, in the role of Executive Vice President, Marketing, Sales & Business Development. In August 2012, he was appointed to the position of Executive Vice President & Chief Marketing Officer. Within this role, Brian oversees all marketing across the organization, driving day-to-day execution and initiating long-term plans to build awareness, drive revenue and profit growth all while working to expand the Medifast brand. Brian’s responsibilities include brand strategy, product marketing, channel management, creative services, pricing and promotion, consumer insights, public relations, social media, and marketing communications. He also directs the Medifast Client Solutions Center and Medifast’s Nutrition & Wellness group.

Brian came to Medifast after a 14-year career with Fortune 500 Company, Stanley Black & Decker, where he held the position of Global Vice President of Marketing. In this position, Brian was charged with leadership for the company’s largest consumer products business segment. Brian earned his Bachelor of Arts degree from the University of Pennsylvania and his Masters of Business Administration degree from the Sellinger School of Business at Loyola University of Maryland where he serves as a guest lecturer. Brian is a graduate of Leadership Baltimore County and is active in the community as a youth football and basketball coach.

Brian Lloyd, age 40, Brian Lloyd is Executive Vice President of Company Strategy, International & Business Development for Medifast. Brian is chartered with driving the overall company strategy, expanding Medifast into a true International leader and player around the globe as well as developing other business development & growth opportunities.

Brian joined Medifast in September 2012, bringing with him 14 years of diverse experience from Xerox where he held several key roles in the company—all contributing to growth. During his tenure with Xerox, Brian was responsible for driving the business development for the company’s International Partner Organization (services division) around the globe which was comprised of over 40+ Alliance professionals who drove over $1B in signings over the past five years. Prior to this role, Brian worked in Xerox’s Corporate Strategy office focusing on growth initiatives and the overall execution of their strategies for their services division. In addition, Brian held roles in Global Marketing, Lean Six Sigma, and Field Sales & Operations. In all of his roles, Brian has focused on global initiatives to drive revenue, reduce costs, and increase customer-led engagements.

Brian is a certified Lean Six Sigma black belt and holds his CSAP certification, which is the highest level in the Association of Strategic Alliance Professionals. He is a graduate of Brown University where he played Division 1 basketball. Brian finished his Executive MBA at the University of Rochester, Simon School of Business in 2005.

Jeannette Mills, age 47, As Executive Vice President of Take Shape For Life, the direct selling division of Medifast, Jeannette Mills is responsible for heading up Medifast’s largest revenue channel which drives +$200M in annual revenue. Jeannette joined Take Shape For Life in 2013, after a successful 24-year career with Baltimore Gas & Electric Company, where she most recently held the position of Chief Customer Officer and Vice President of Customer Operations. In this role, Jeannette functioned as executive level management responsible for the overall processes, systems, and planning that supported internal and external customer interfaces. These included customer contact center, billing and related services, outdoor lighting, service quality investigations, new connections (including pre-engineering and contractual activities), and key business relationships.

During her tenure at BGE, Jeannette has held critical positions in the areas of Gas Business Operations and Planning, Vision 2020 – Business Transformation, Gas and Electric New Business, Electric System Planning, Customer Operations, Resource Management, and Project Engineering.

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In 2009 and 2013, Jeannette was named one of Maryland’s Top 100 Women. In 2009, she received the Black Engineer of the Year (BEYA) Pioneer Award. Additionally, Savoy Magazine recognized her in 2008 as one of the Top 100 Most Influential Blacks in Corporate America for her dedication to work and commitment to the community. The Baltimore Business Journal selected her as a “40 under 40” in 2006.

Jeannette is a board member of the Baltimore Polytechnic Institute Foundation, Inc., Greater Baltimore Leadership Committee, The Center Club, and Greater Baltimore Medical Center (GBMC).

A Baltimore City native, Jeannette graduated from Baltimore Polytechnic Institute (Poly) and earned her Bachelor of Science Degree in Electrical Engineering from Virginia Polytechnic Institute and State University (Virginia Tech). In 2006, she received a Masters of Business Administration (MBA) from Loyola University.

Guy Sheetz, age 33, Guy Sheetz is Executive Vice President of Medifast’s Supply Chain, managing the teams responsible for product development, procurement, manufacturing, and distribution at our manufacturing plant in Owings Mills, Maryland and our distribution centers in both Texas and Maryland’s Eastern Shore.

Guy first joined Medifast in September 2011, as the Chief of Staff, acting as the key liaison between the office of the Executive Chairman of the Board and Medifast’s Executive Team. Prior to joining Medifast, Guy had a successful nine year career in the housing industry, most recently managing operations on the East Coast for Hanley Wood Market Intelligence. Prior to that, Guy was a key member of the Wells Fargo Financial management team, managing the operations of four of their retail fronts.

Guy’s brought his extensive expertise in operations management, data analysis, employee/client relationships, and project management to Medifast and has been responsible for working successfully to control costs while building the necessary infrastructure for Medifast’s future growth. Guy holds a BA in Business Administration from McDaniel College (formerly Western Maryland College.)

Jeanne Uphouse, age 54, As Executive Vice President of Human Resources at Medifast, Inc., Jeanne is responsible for building a strong, multi-layered Human Resources infrastructure for this fast-growing company. Since arriving in March of 2011, Jeanne has built a robust, approachable H.R. team that has assisted with her establishing a compensation infrastructure, building a training curriculum, and developing the first stage of a Leadership Development Institute as well as creating a performance management system.

Prior to joining Medifast, Jeanne was Chief Operating Officer at Bay Bank, having been recruited by a private equity firm to join a team of executives to turn around a failed bank. In 1997, Jeanne joined Provident Bank as the Managing Director of Human Resources. At the time of her departure from Provident in 2009, she held the position of Executive Vice President of Operations and Organizational Support with responsibility for all non-line functions, with the exception of Finance. Prior to joining Provident, Jeanne held similar positions at Cadmus Journal Services, Citibank, and The Rouse Company.

Jeanne is a graduate of Stevenson University.

Dominick Vietri, age 65, Dominick joined Medifast in May of 2012, as our Executive Vice President of Medifast Weight Control Centers, responsible for overseeing Medifast’s brick and mortar stores nationwide. Dom has been recognized throughout his impressive career for achieving exceptional operative results through effective planning, execution, team building, and dynamic leadership.

Prior to his role at Medifast, Dominick has held several Executive level positions including, Chief Operating Officer of Vericom Technologies, a GPS tracking Fleet Management company, President/ CEO of Accelacom, a start-up satellite and wireless technology company, XO Communications Vice President /General Manager, Group Vice President/General Manager for AT&T wireless services, and Vice President/General Manager Xerox Corporations.

Dom is a graduate from RCA Technical Institute with an Associates Engineering Degree.

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proposal 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our Named Executive Officers (as hereinafter identified in the Summary Compensation Table), as disclosed in this Proxy Statement. At the Company’s 2011 Annual Meeting, our stockholders overwhelmingly approved, with approximately 97% of the votes cast, our named executive officers’ compensation.

As described in detail below under the heading “–Compensation Discussion and Analysis,” the Company’s goals for its executive compensation program are to (1) attract and retain highly effective executive officers, including the Named Executive Officers, (2) reward these executive officers with respect to our annual operating performance and (3) align these executive officers’ interests with those of long-term stockholders. The compensation program is designed to accomplish these objectives cost effectively and with a predictable income statement impact, while providing rewards to senior executives if we achieve superior annual operating performance and increases in long-term stockholder value. The compensation program is further designed to accomplish these objectives with simplicity and transparency to ensure the reward structure is clear to our executives and stockholders.

Our current compensation structure for senior executives consists of the following components: a base salary, year-end cash bonus based on our annual operating performance; and restricted stock grants with multi-year vesting. The Company believes the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its financial performance.

While this is a non-binding, advisory vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and intends to consider the outcome of the vote when considering future executive compensation arrangements. Specifically, the Company is seeking a vote on the following resolution:

“RESOLVED, that the stockholders approve on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION.

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COMPENSATION DISCUSSION AND ANALYSIS

Purpose and Philosophy

The Compensation Committee is responsible for developing and recommending to the Board the executive compensation program for all named executive officers. The Compensation Committee is also responsible for the creation and periodic review of the overall executive compensation philosophy of the Company related analysis and assessment of any material risk to the Company related thereto, and outlines the components of executive compensation. The Company believes that strong, effective leadership is the cornerstone of its continued growth and success. To be successful, the Company must be able to attract, retain, and motivate highly qualified executives with the competencies needed to excel in a rapidly changing marketplace and to understand issues relating to a diverse group of companies in several different industries.

Executive compensation at Medifast is focused on executive performance keyed to results. The Company provides fair and equitable compensation to its executives by combining conservative base pay, annual cash incentives, and stock-based long-term incentives. The executive cash bonus plan is designed to reward executives for the Company’s current year financial success and recognizes the responsibilities of the executives for meeting the Company’s financial performance goals. Stock-based incentives focus on the Company’s long-term performance by aligning the executives’ long-term financial interests with the Company’s stockholders’ interest.

Total direct compensation (which includes base pay, annual cash incentives and stock-based long-term incentives) is measured against other organizations in the general weight-loss industry. In general, there is a wide variety of diet products and programs which comprise the weight loss industry. These include a wide variety of commercial weight loss programs, pharmaceutical products, weight loss books, self-help diets, dietary supplements, appetite suppressants and meal replacement shakes and bars. Some of our competitors are substantially larger than we are, and have considerably greater financial resources than the Company has. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining executive leadership with an attractive compensation package. The Company targets total direct compensation for each executive near median for organizations in the general weight-loss industry. The mix of pay (base pay, annual cash incentives and long-term incentives) is designed to reflect a strong bias towards pay for performance by placing a majority of target compensation at risk. The only element of total direct compensation that is not performance-based is base pay. Both the annual cash incentive and the long-term incentive are performance-based.

Compensation Consultants

During Fiscal 2013, the Compensation Committee engaged an independent executive compensation consultant firm, Keating Advisors, LLC. (“Keating”), to advise and make recommendations regarding Medifast’s executive compensation program. The Compensation Committee utilized the following materials, along with other resources and tools, to render compensation decisions for 2013: (i) surveys and reports of executive compensation paid by other public companies with characteristics similar to ours and (ii) professionally published surveys from Towers Watson, WTPF Compensation Survey, Direct Selling Association Management Compensation & Benefits Survey, Economic Research Institute Salary Assessor, and HRA-NCA. These materials and other resources help to provide us with solid benchmarks for each component of our executive compensation package as well as a general understanding of best practices of companies in our industry who are competing for with us for top talent. The Compensation Committee has evaluated the independence of Keating and concluded that no conflict of interest exists that would prevent Keating from independently advising the Compensation Committee.

Peer Group

We believe that it is appropriate to offer industry competitive cash and equity compensation to our executives in support of our objective to assemble and maintain a high performing management team. Our current level of compensation for our executives was compared to compensation paid by an industry peer group approved by the Compensation Committee. The criteria used to identify the peer group were: (1) industry — Medifast competes for talent with other healthy living and wellness companies and general weight-loss industry companies of similar and larger size; and (2) financial scope — our management talent should be compensated similar to that of companies of a similar and larger size in terms of revenues.

For 2013, the peer group was comprised of the following five corporations. The peer group revenue range is from $300 million to $3.5 billion.

•	NutriSystem Inc.,
•	Nutraceutical, Inc.,
•	Herbalife Ltd.,
•	USANA Health Sciences, and
•	Weight Watchers International Inc.

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Elements of Executive Compensation

Base Salary

Our base salary determinations principally reflect the skills and performance levels of our individual executives, the needs of the Company, and pay practices of comparable public companies within the general health and wellness diet industry.

It is not our policy to pay our executive officers at the highest base salary level. Instead, we establish executive base salaries below the midpoint level relative to our peers. Consistent with this philosophy, the Compensation Committee, on an annual basis, evaluates our executives’ base salaries. The Committee asks for input and recommendations from the CEO and CFO and then considers (i) the particular executive’s role and responsibilities; (ii) his or her level of performance, achievements, and contributions to the Company; (iii) current market data and salary levels for such executive’s particular position; and (iv) the total compensation paid to such executive. We believe this policy sets a prudent and fiscally responsible tone for the Company’s overall base salary compensation program.

With respect to the Named Executive Officers listed in the Summary Compensation Table, our Board, after reviewing the information described above, determined that an increase of approximately three to three-and-a-half percent (3% - 3.5%) to each named executive officer’s base salary was appropriate to ensure that the respective executive’s compensation is fair and competitive with the market.

Target Bonus

Cash and equity bonuses principally reflect the Company’s financial performance and achievement of corporate objectives approved by our Board. The executive cash bonus plan is designed to reward our executives for the achievement of shorter-term financial goals, predominantly revenue growth, profitability, and cash flow. In consultation with the Chairman and Chief Executive Officer, the Compensation Committee evaluates, adjusts and approves the amount and allocation of the bonus pool to each executive officer. In determining the cash bonus allocation among senior executives, the Compensation Committee and the Chairman and Chief Executive Officer consider each executive’s (i) contribution to current and long-term corporate goals, and (ii) value in the labor market.

The financial targets for annual cash and equity incentives are premised upon the Executives delivering on their financial performance projections to Medifast, as reflected in part, in the annual budget that was approved by the Board in the first quarter of 2013. The Compensation Committee set the target for pre-tax profit at $37.9 million, the target for corporate revenue at $402.1 million, and net increase in cash and cash equivalents at $22.5 million (excluding adjustments from / to investment accounts, treasury stock repurchases and change in year over year deferred income tax and Income tax payable balances versus last year). The target performance level is set to promote solid performance. The financial targets for annual cash and equity incentives are divided into three components as follows:

•	Corporate Revenue: Each executive officer receives 25% of the total target payout if the Company achieves $402.1 million in net revenue, an increase of 13% over 2012 net revenue of $356.7 million, and additional increments for performance levels above the target.

•	Income Before Tax (“IBT”): 50% of the total target payout is paid to each executive officer if pre-tax profit of $37.9 million is achieved, an increase of 55% over 2012 IBT of $24.5 million, and additional increments for performance above the target. IBT for the purposes of compensation may be adjusted for certain non-recurring items as approved by the Compensation Committee.

•	Cash Flow: Each executive officer receives 25% of the total target payout if the Company achieves an increase in cash and cash equivalents of $22.5 million, and additional increments if total adjusted cash generated is above the target. Cash flow is defined as total cash generated adjusted for treasury stock repurchases and the change in year over year deferred income tax and Income tax payable year end balances versus last year or adjustments from/to investment accounts.

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2013 Annual Incentive Opportunities by Executive and Target

	Potential Bonus Payout
Executive	Minimum Payout	@ Target Level	@ Operating Plan
Michael MacDonald	$300,000	$600,000	$1,200,000
Margaret Sheetz	$200,000	$400,000	$800,000
Timothy Robinson	$90,000	$180,000	$360,000
Jason Groves	$40,000	$80,000	$80,000
Jeannette Mills	$27,416	$54,833	$54,833

Following the end of Fiscal 2013, the Compensation Committee reviewed the actual performance delivered by the Company under the 2013 executive cash bonus plan. The Compensation Committee determined that the Company delivered excellent financial and operating performance in 2013 as described below:

•	Corporate Revenue: Achieved $356.9 million
•	Income Before Tax: Achieved $37.0 million
•	Cash Flow: Achieved $31.5 million

Based on the Company’s performance, and the criteria of the 2013 executive cash bonus plan, the Compensation Committee determined that the executives, on average, earned a cash bonus equal to 59.2% of salaries under the 2013 executive cash bonus plan. The actual cash bonuses earned by our Named Executive Officers under the 2013 executive cash bonus plan are reflected in column of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

Restricted stock awards principally reflect the responsibilities to be assumed by each executive in the upcoming fiscal year, the responsibilities of each executive in prior periods, the size of awards made to each executive in prior years relative to the Company’s overall performance, available stock for issuance under share plans, and potential grants in future years. The Compensation Committee believes that restricted stock grants (1) align the interests of executives with long-term stockholder interests as the grants vest immediately or within 7 years, (2) give executives a significant, long-term interest in the Company’s success, and (3) help retain key executives in a competitive market for executive talent. The restricted stock awards reward the continuity of service of the Executives since the restricted stock awards vest up to 7 years and unvested restricted stock is forfeited upon an executive’s voluntary termination. In addition, the value of shares awarded increase or decrease commensurate with the value provided to stockholders.

In 2012 a new Share Incentive Plan was approved by the Company’s stockholders. See the 2013 Grants of Plan-Based Awards section for an explanation of awards granted to the Named Executive Officers in 2013. As of March 17, 2014, 392,237 shares have been granted to directors, Named Executive Officers, and employees under the plan (subject to applicable vesting conditions); 16,163 of these shares have been issued.

Retention Shares

The Company granted restricted stock awards to the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer as an incentive to retain their service with the Company in future years. The Chairman of the Board and Chief Executive Officer and the Chief Operating Officer were granted 100,000 and 50,000 restricted shares, respectively, on February 19, 2013. The awards are comprised of five equal tranches of restricted shares. Each tranche vests in equal increments over a three year period, such that the first tranche began vesting on the first anniversary of the grant date, the second tranche will begin vesting on the second anniversary of the grant date, the third tranche will begin vesting on eh third anniversary of the grant date, and so forth. The total vesting period for these retention awards is seven years.

Similarly, the Chief Financial Officer was granted 12,000 restricted shares on February 19, 2013. The award is comprised of three equal tranches of restricted shares. Each tranche vests in equal increments over a three year terms, such that the first tranche began vesting on the first anniversary of the grant date, the second tranche will begin vesting on the second anniversary of the grant date, and so forth. The total vesting period for the retention award granted to the Company’s Chief Financial Officer is five years.

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Equity Ownership by Executives

We do not currently have a formal equity ownership requirement for our executives. However, we encourage our executives to own equity in the Company on a voluntary basis. All of our executives own stock, and restricted stock. We periodically review the vested and unvested equity holdings of our executives and evaluate whether these holdings sufficiently align the interests of our executives with the long-term interests of our stockholders. We may consider adopting equity ownership requirements in the future.

Other Compensation

We do not at this time provide benefits to our executives that are different from or in addition to those that are provided to its general employees.

Retirement Benefits

Executives may participate in the Company 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees.

Perquisites

It is our general practice not to provide significant perquisites or personal benefits to our executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, it should be noted that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. In 2013, we paid health, life, and disability insurance premiums on behalf of our executives, all on the same terms as those that we provided to all of the Company’s employees.

Advisory Vote on the Company’s Executive Officers’ Compensation

At the Annual Meeting of Stockholders on September 2, 2011 our stockholders overwhelmingly approved on a non-binding advisory basis the compensation of our named executive officers in 2011, as disclosed in the proxy statement for the 2011 annual meeting of stockholders. At our 2011 annual meeting, our stockholders overwhelmingly approved the proposal, with more than 97% of the votes cast voting in favor of the proposal. At the 2011 annual meeting of stockholders, we also asked our stockholders to indicate if we should hold a "say-on-pay" vote every one, two or three years. Consistent with the recommendation of our Board, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote every three years. After consideration of the 2011 voting results, and based upon its prior recommendation, our Board elected to hold a stockholder "say-on-pay" vote every three years until the next required vote on the frequency of stockholder votes on the compensation of our Named Executive Officers, which is scheduled to occur at the 2017 annual general meeting of stockholders. As the Compensation Committee evaluated the Company’s compensation practices throughout Fiscal 2013, the Compensation Committee was mindful of the strong support our stockholders expressed by the 2011 stockholder advisory vote. Going forward, future advisory votes on executive compensation will serve as an additional tool to assist the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an officer or employee while serving on the Compensation Committee during Fiscal 2013, or has ever been an officer of Medifast or its subsidiaries. No executive officer of Medifast has served as a director or a member of the Compensation Committee of another entity that has one or more executive officers who are also members of our Board or Compensation Committee.

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Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the review and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included on this Proxy Statement and be incorporated into the Company’s Annual Report on Form 10-K for the year-ended December 31, 2013.

COMPENSATION COMMITTEE OF THE BOARD

Jerry D. Reece, Chairman

Harvey C. “Barney” Barnum

Catherine T. Maguire

Carl E. Sassano

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ANALYSIS OF RISK INHERENT IN OUR COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has conducted a risk assessment of all of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review and a review by management of the Company’s internal controls, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee based its conclusion on a variety of factors, including the following specific aspects of the Company’s compensation practices:

•	Our annual incentive compensation program is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company and shareowner value;

•	At the senior management and executive levels, our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our vesting requirements; and

•	All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

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Summary Compensation Table (2013, 2012 and 2011)

The following table sets forth the annual and long-term compensation for the last three fiscal years of the Company’s Chairman of the Board and Chief Executive Officer, the Chief Operating Officer and President, the current Chief Financial Officer, the acting Chief Financial Officer, Executive Vice President and General Counsel, and the Executive Vice President of Take Shape For Life. These individuals are our “Named Executive Officers” for fiscal year 2013.

		Salary	Bonus		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name and Principal Position	Year	($)	($)(2)		($)(1)		($)	($)	($)	($)(3)		($)

Michael C. MacDonald (4)	2013	600,000	675,000		5,782,800	(8)	-	-	-	12,886	(11)	7,070,686
Chairman of the Board	2012	344,231	815,150	(9)	-	(7)	-	-	-	1,321		1,160,702
Chief Executive Officer	2011	35,000	-		986,400	(7)	-	-	-	-		1,021,400

Margaret Sheetz	2013	400,000	450,000		1,576,900	(8)	-	-	-	8,939		2,435,839
Chief Operating Officer	2012	247,115	582,500	(9)	-	(7)	-	-	-	6,083		835,698
President	2011	225,000	327,157	(9)	-	(7)	-	-	-	6,800		558,957

Timothy G. Robinson (5)	2013	285,000	202,500		382,095	(8)	-			70,275	(10)	939,870
Chief Financial Officer

Joseph Kelleman (6)	2013	180,000	36,919		-		-	-	-	4,502		221,421
Acting Chief Financial Officer	2012	120,308	3,141		-		-	-	-	379		123,828

Jason Groves	2013	200,000	50,000		702,738		-	-	-	5,476		958,214
Executive Vice President
General Counsel

Jeannette Mills	2013	132,000	34,271		321,171		-	-	-	5,297		515,555
Executive Vice President, Take Shape For Life

(1)	Amounts shown represent the aggregate grant date fair value of the stock awards in the year indicated, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 2 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report. The values do not correspond to the actual value that will be recognized by the named executives at the time such units vest. For information with respect to the individual performance-based awards made in fiscal year 2013, please see the 2013 Grants of Plan-Based Awards Table.

(2)	Bonus amounts determined as more specifically discussed above under “—Compensation Discussion and Analysis”.

(3)	The amounts reported in this column represent the Company’s matching contributions under the 401(K) plan and contributions to group term life insurance and health savings accounts.

(4)	Michael C. MacDonald was named Executive Chairman of the Board effective November 4, 2011 and Chairman and Chief Executive Officer on February 8, 2012.

(5)	Mr. Robinson was appointed Chief Financial Officer on February 1, 2013.

(6)	Mr. Kelleman was appointed acting Chief Financial Officer on December 19, 2012 and served in that capacity until February 1, 2013 when the Company appointed Timothy G. Robinson as Chief Financial Officer.

(7)	These amounts reflect corrections to the amounts previously reported. These numbers now represent the aggregate grant date fair value of the stock awards in the year indicated.

(8)	Included in the stock awards totals are performance based shares. The values included for these awards reflect the actual payout of such awards. If these awards were to be paid out at the maximum amount, the value of these awards for Messrs. MacDonald and Robinson and Ms. Sheetz would be $1.94 million, $0.24 million, and $0.97 million, respectively. For information with respect to the individual performance-based awards made in fiscal year 2013, please see the 2013 Grants of Plan-Based Awards Table.

(9)	These amounts reflect corrections to amounts previously reported and now reflect bonus payments made during the year as opposed to the bonus earned during the fiscal year.

(10)	Mr. Robinson’s all other compensation total includes group term life insurance contributions, health savings account contributions, matched 401(K) plan contributions and $62,470 in relocation expenses paid for by the Company.

(11)	Mr. MacDonald’s all other compensation total includes group term life insurance contributions and $11,500 in matched 401(K) plan contributions made by the Company.

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2013 Grants of Plan-Based Awards Table

The following table outlines all stock awards granted to named executive officers during fiscal 2013. All awards were granted under the 2012 Share Incentive Plan, which was approved by stockholders.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael C. MacDonald	1/2/2013	-	-	-	-	-	-	100,000	(1)	-	-	2,629,000
Chairman of the Board	2/19/2013	-	-	-	-	-	-	100,000	(2)	-	-	2,426,000
Chief Executive Officer	2/19/2013	-	-	-	-	-	-	30,000	(3)	-	-	727,800

Margaret Sheetz	2/19/2013	-	-	-	-	-	-	50,000	(2)	-	-	1,213,000
Chief Operating Officer, President	2/19/2013	-	-	-	-	-	-	15,000	(3)	-	-	363,900

Timothy G. Robinson	2/19/2013	-	-	-	-	-	-	12,000	(4)	-	-	291,120
Chief Financial Officer	2/19/2013	-	-	-	-	-	-	3,750	(3)	-	-	90,975

Jason Groves	1/2/2013	-	-	-	-	-	-	25,000	(1)	-	-	657,250
Executive Vice President	2/19/2013	-	-	-	-	-	-	1,875	(5)	-	-	45,488
General Counsel

Jeannette Mills	6/3/2013	-	-	-	-	-	-	10,000	(6)	-	-	289,500
Executive Vice President, Take Shape For Life	6/3/2013	-	-	-	-	-	-	1,094	(6)	-	-	31,671

(1)	These awards will vest evenly over a five year term beginning on the anniversary of the grant date.

(2)	These awards are comprised of five equal tranches of restricted shares. Each tranche vests in equal increments over a three year period, such that the first tranche began vesting on the first anniversary of the grant date, the second tranche will begin vesting on the second anniversary of the grant date, the third tranche will begin vesting on eh third anniversary of the grant date, and so forth. The total vesting period for these retention awards is seven years.

(3)	The named executives were granted the designated number of performance-based restricted stock awards for the Company’s performance in fiscal 2013 on February 19, 2013. The requirements for receiving these shares are outlined in the “Target Bonus” section outlined above. The awards will vest in its entirety on January 1, 2015.

(4)	The award is comprised of three equal tranches of restricted shares. Each tranche vests in equal increments over a three year terms, such that the first tranche began vesting on the first anniversary of the grant date, the second tranche will begin vesting on the second anniversary of the grant date, and so forth. The total vesting period for the retention award granted to the Company’s Chief Financial Officer is five years.

(5)	The requirements for receiving these shares are outlined in the “Target Bonus” section outlined above. This award was vested in its entirety as of February 5, 2014.

(6)	Ms. Mills was granted 10,000 restricted shares upon joining the Company on June 3, 2013. The shares vest evenly over a five year term beginning on the anniversary of the grant date. Additionally on June 3, 2013, Ms. Mills was granted 1,094 shares of performance based restricted stock awards for the Company’s performance in fiscal 2013. The requirements for receiving these shares are outlined target bonus section outlined above. The awards were vested in entirety as of February 5, 2014.

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Outstanding Equity Awards at 2013 Fiscal Year-End Table

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that have not Vested	Equity incentive Plan Awards: Number of Unearned Shares, Units or Other rights	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested
	(#)(1)		($)(2)	(#)	($)

Michael C. MacDonald
Chairman of the Board	20,000	(3)	522,600	-	-
Chief Executive Officer	100,000	(4)	2,613,000	-	-
	30,000	(5)	783,900	-	-
	100,000	(6)	2,613,000	-	-

Margaret Sheetz	20,000	(3)	522,600	-	-
Chief Operating Officer, President	15,000	(5)	391,950	-	-
	50,000	(6)	1,306,500	-	-

Timothy G. Robinson
Chief Financial Officers	12,000	(7)	313,560	-	-
	3,750	(5)	97,988	-	-

Jason Groves	25,000	(4)	653,250	-	-
Executive Vice President	1,875	(8)	48,994	-	-
General Counsel

Jeannette Mills	10,000	(4)	261,300	-	-
Executive Vice President, Take Shape For Life	1,094	(8)	28,586	-	-

(1)	The restricted stock grants vest over two to seven years of service as described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”

(2)	The market value of shares of stock that have not vested is based on the closing price of our common stock on December 31, 2013, or $26.13 per share.

(3)	Mr. MacDonald will vest 20,000 shares on October 31, 2014. Ms. Sheetz will vest 20,000 shares on May 7, 2014.

(4)	The restricted stock vests in equal annual installments over a five year period beginning on the first anniversary of the grant date as outlined in the 2013 Grants of Plan-Based Awards Tables notes above.

(5)	The restricted stock vest evenly over their term beginning on the anniversary of the grant date as outlined in the 2013 Grants of Plan-Based Awards Table notes above.

(6)	The restricted stock is split into five equal tranches. Each tranche vests in equal increments over a three year terms, with the first tranche commencing vesting on the first anniversary of the grant date, and one additional tranche commencing vesting on each succeeding anniversary thereafter. The total vesting period is seven years as outlined in the 2013 Grants of Plan-Based Awards Table notes above.

(7)	The restricted stock is split into three equal tranches. Each tranche vests in equal increments over a three year terms, with the first tranche commencing vesting on the first anniversary of the grant date, and one additional tranche commencing vesting on each succeeding anniversary thereafter. The total vesting period is five years as outlined in the 2013 Grants of Plan-Based Awards Table notes above.

(8)	The restricted stock will vest in entirety on February 5, 2014.

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2013 Option Exercises and Stock Vested Table

The following table sets forth information regarding stock vesting for the Named Executive Officers during 2013 and the resulting value realized.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)

Michael C. MacDonald	2,000	56,880
Chairman of the Board	20,000	466,200
Chief Executive Officer

Margaret Sheetz	25,000	711,000
Chief Operating Officer, President	8,000	208,800
	20,000	543,200

(1)	Represents the number of shares vested multiplied by the fair market value of the common stock on the vesting date.

Potential Payments upon Termination or Change in Control

On June 19, 2013, the Company executed certain severance agreements with each of the Company’s Chairman and Chief Executive Officer, Chief Financial Officer, and President and COO.

Under the terms of these agreements, in the event of a termination of employment by the Company without “Cause” or by the Named Executive Officer with “Good Reason,” the Named Executive Officers would be eligible to receive the following as severance (in addition to receiving all accrued but unpaid salary and accrued vacation as of the termination date):

i.	the Named Executive Officer’s then-current annual salary, which will be paid to such person in accordance with the Company’s regular payroll practices, for a period of one (1) year following the date of termination;

ii.	the annual bonus, including any cash or stock that the Named Executive Officer would have been entitled to had he or she been employed for the entire calendar year, which will be paid to such person as and when such consideration is normally paid to executives in accordance with the Company’s regular practices; and

iii.	continued coverage under the Company’s health, disability and other insurance benefits for a period of one (1) year following the termination date;

In addition, under the terms of these agreements, and notwithstanding anything to the contrary in the Company’s 2012 Share Incentive Plan or in any other agreement between the Named Executive Officer and the Company, upon the occurrence of a “Change of Control” as defined in the 2012 Share Incentive Plan, any and all awards previously granted under the plan, will become immediately and fully vested and, to the extent applicable, exercisable as of the date immediately prior to such Change of Control.

For purposes of these agreements, the Company will have “Cause” to terminate the Named Executive Officer’s employment in the event that the executive violates any material provision of the Company’s Code of Conduct and Business Ethics.

For purposes of these agreements, a Named Executive Officer will be deemed to have “Good Reason” to terminate his or her employment if any of the following occur: (i) a material diminution in title, status, authority, duties or responsibilities, including the imposition of any requirement that the executive report to a person other than the Chief Executive Officer; (ii) any material reduction in compensation from the Named Executive Officer’s current total compensation, including current base salary and bonuses; (iii) the Company’s breach of any of its obligations under the agreement, provided, however, if cure is possible, the failure by the Company to cure the circumstance or breach within 30 days after receiving notice from the executive; (iv) the relocation of the Named Executive Officer’s work location by more than 50 miles from the current location in Baltimore, Maryland; and (v) the failure by any successor of the Company to assume in writing the Company’s obligations under this agreement.

The payments and benefits to be provided under these agreements are subject to certain confidentiality, non-solicitation and non-disparagement provisions.

The following tables detail the incremental payments and benefits (above those already disclosed in this Proxy Statement) to which the Named Executive Officers would have been entitled under each termination of employment and change-in-control scenario described above, assuming the triggering event occurred on December 31, 2013. Please see the footnotes to the tables for additional information.

Michael C. MacDonald

	Termination by the Company without Cause	Termination by the Executive for Good Reason	Change of Control
Severance	635,400	635,400	—
Annual Cash Bonus	675,000	675,000	—
Health, Disability and Insurance Benefits	22,399	22,399	—
Restricted Stock (unvested)	5,748,626	5,748,626	5,748,626
Performance-Based Shares (unvested)	783,900	783,900	783,900

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Timothy G. Robinson

	Termination by the Company without Cause	Termination by the Executive for Good Reason	Change of Control
Severance	317,700	317,700	—
Annual Cash Bonus	202,500	202,500	—
Health, Disability and Insurance Benefits	15,281	15,281	—
Restricted Stock (unvested)	313,560	313,560	313,560
Performance-Based Shares (unvested)	97,988	97,988	97,988

Margaret Sheetz

	Termination by the Company without Cause	Termination by the Executive for Good Reason	Change of Control
Severance	423,600	423,600	—
Annual Cash Bonus	450,000	450,000	—
Health, Disability and Insurance Benefits	34,732	34,732	—
Restricted Stock (unvested)	1,829,100	1,829,100	1,829,100
Performance-Based Shares (unvested)	391,950	391,950	391,950

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows as of April 28, 2014, the amount and percentage of our outstanding common stock beneficially owned by each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address of 5% Beneficial Owner	Shares Beneficially Owned		Percent of Outstanding Common Stock

BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	1,325,458		10.1%

Visium Asset Management, LP. (2) c/o Visium Asset Management, LP 888 7th Avenue New York, NY 10019	1,350,000	(4)	9.7%

Coliseum Capital Management, LLC. (3) Metro Center, 1 Station Place 7th Floor South Stamford, CT 06902	813,802		6.2%

(1) Based solely on information reported in a Schedule 13G/A filed by BlackRock, Inc. on April 8, 2014, BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to have sole voting power with respect to 1,274,531 Common Shares and be the beneficial owner of and have sole dispositive power with respect to all 1,325,458 Common Shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold our Common Shares: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC.

(2) Based solely on information reported in a Schedule 13G/A filed by Visium Asset Management, LP (“VAM”) on February 14, 2014 and other members of a group including Visium Balanced Master Fund, Ltd., JG Asset, LLC, and Jacob Gottlieb. By virtue of its position as investment manager to the other reporting persons, VAM may be deemed to beneficially own the 1,350,000 Common Shares beneficially owned by the other reporting persons. As reported in the Schedule 13G/A, VAM is deemed to have shared voting power and shared dispositive power with respect to all 1,350,000 Common Shares.

(3) Based solely on information reported in a Schedule 13G filed by Coliseum Capital Management, LLC on March 19, 2014 and other members of a group including Coliseum Capital, LLC, Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Blackwell Partners, LLC (“Blackwell”), Adam Gray and Christopher Shackelton. According to the Schedule 13G, CCP is the record owner of 508,533 Common Shares, CCP2 is the record owner of 136,942 Common Shares and Blackwell is the owner of 168,327 Common Shares. The other reporting persons may be deemed to be members of a group with respect to the Common Shares owned by CCP, CCP2 and Blackwell by virtue of their relationships with those entities.

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The following table shows as of April 28, 2014, the amount and percentage of our outstanding common stock beneficially owned (unless otherwise indicated) by each of our (i) directors and nominees for director, (ii) Named Executive Officers and (iii) our directors, nominees for director and executive officers as a group.

Name of Beneficial Owner	Title	Shares Beneficially Owned (1)(2)	Percent of Outstanding Common Stock (%)

Margaret Sheetz	Director, President & Chief Operating Officer	348,858	2.66%
Michael C. MacDonald (1)	Director, Chairman of the Board & Chief Executive Officer	129,989	*
Donald F. Reilly	Director	55,200	*
Charles P. Connolly	Director	49,325	*
Barry B. Bondroff, CPA	Director	19,091	*
John P. McDaniel	Director	19,114	*
Catherine T. Maguire	Director	10,929	*
Harvey C. Barnum	Director	4,002	*
Jerry D. Reece	Director	3,859	*
Jason L. Groves	Director, Executive Vice President & General Counsel	5,697	*
Kevin G. Byrnes	Director	-	*
Carl E. Sassano	Director	1,000	*
Timothy G. Robinson	Chief Financial Officer	866	*
Jeannette M. Mills	Executive Vice President, Take Shape For Life	16,634	*
Joseph Kelleman	Acting Chief Financial Officer	2,000	*

All directors, nominees for directors and executive officers as a group:		690,449	5.26%
(21 persons)

*	Less than 1%
(1)	Includes 82,697 shares that are pledged as collateral for loans.
(2)	Included in the balance of shares beneficially owned are 2,000 shares for Jeannette Mills that will vest within the next 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. We have reviewed copies of reports provided to us, as well as other records and information. Based on that review, we concluded that all reports were timely filed for 2013, except as follows (each of which were due to administrative oversight by the Company): (i) Mr. Barnum had five late Form 4 reports, which resulted in five stock grants by the Company (for an aggregate of 2,372 shares) being untimely reported; (ii) Mr. Bondroff had five late Form 4 reports, which resulted in five stock grants by the Company (for an aggregate of 2,372 shares) being untimely reported; (iii) Mr. Byrnes had four late Form 4 reports, which resulted in four stock grants by the Company (for an aggregate of 952 shares) being untimely reported; (iv) Mr. Connolly had five late Form 4 reports, which resulted in five stock grants by the Company (for an aggregate of 2,944 shares) being untimely reported; (v) Mr. Groves had one late Form 4 report, which resulted in one stock grant by the Company for 25,000 shares being untimely reported; (vi) Mr. Kelleman had three late reports, including his Form 3 (which noted beneficial ownership of 1,500 shares prior to his becoming a director) and two late Form 4 reports, one of which related to an open market sale of 1,500 shares and one of which related to an open market purchase of 2,000 shares; (vii) Mr. Lavin (a former director) had two late Form 4 reports, one of which related to a stock grant by the Company for 750 shares and the other which related to his forfeiture of 294 shares to the Company when Mr. Lavin retired from the Board; (viii) Mr. MacDonald had two late Form 4 reports, which resulted in two stock grants by the Company (for an aggregate of 200,000 shares) being untimely reported; (ix) Ms. Maguire had five late Form 4 reports, which resulted in five stock grants by the Company (for an aggregate of 1,513 shares) being untimely reported; (x) Mr. McDaniel had five late Form 4 reports, which resulted in five stock grants by the Company (for an aggregate of 2,372 shares) being untimely reported; (xi) Ms. Mills had five late Form 4 reports, four of which related to four separate stock grants by the Company (for an aggregate of 11,693 shares) and one of which related to the forfeiture of 437 shares to the Company when Ms. Mills left the Board and transitioned to an employee; (xii) Mr. Reece had five late Form 4 reports, which resulted in five stock grants by the Company (for an aggregate of 2,413 shares) being untimely reported; (xiii) Mr. Reilly had one late Form 4 report, which resulted in one stock grant by the Company for 750 shares being untimely reported; (xiv) Mr. Robinson had one late Form 4 report, which resulted in one stock grant for 12,000 shares being untimely reported; (xv) Mr. Sassono had three late reports, which resulted in three stock grants by the Company (for an aggregate of 582 shares) being untimely reported; and (xvi) Ms. Sheetz had three late Form 4 reports, including one which related to a stock grant by the Company for 50,000 shares, one which related to an open market sale of 7,000 shares and one which related to an open market sale of 20,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has established a policy and certain procedures that must be followed prior to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a “related person” (as defined by the SEC’s rules and regulations). Under this policy, the Nomination Committee monitors and reviews issues involving potential conflicts of interest involving officers and directors of the Company, including reviewing all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

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OTHER MATTERS

Stockholder Proposals for the 2015 Annual General Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy statement and form of proxy for the 2015 annual general meeting of stockholders may do so as long as the proposal complies with the applicable SEC rules and regulations and is received by the Company’s Corporate Secretary prior to January 6, 2015. Proposals should be sent to Corporate Secretary, Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement, Annual Report or the Notice may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing to the Corporate Secretary, Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address.

Annual Report, Financial and Additional Information

The Annual Financial Statements and Review of Operations of the Company for Fiscal 2013 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. A copy of the Company’s Annual Report on Form 10-K is available by following the link to “SEC Filings” on the “Investor Relations” page of the Company’s website at http://ir.medifastdiet.com/ or on the EDGAR website maintained by the SEC at www.sec.gov. The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

 Investor Relations

 Medifast, Inc.

 3600 Crondall Lane, Suite 100

 Owings Mills, MD 21117

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PROXY FOR THE 2014 ANNUAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Michael C. MacDonald and Jason L. Groves, Esq., or either of them, with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of MEDIFAST, INC. (the “Company”), owned or entitled to be voted by the undersigned as of the record date, at the Annual General Meeting of Stockholders of said Company scheduled to be held at the Company’s principal executive offices located at 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117, on Tuesday, June 17, 2014 at 8:00 A.M., Eastern Daylight Time, and at any adjournment, postponement or continuation thereof, as follows:

1.	Elect five Class I Directors for one-year terms ending in 2015.	FOR	AGAINST	ABSTAIN
	Charles P. Connolly	☐	☐	☐
	Jason L. Groves, Esq.	☐	☐	☐
	John P. McDaniel	☐	☐	☐
	Donald F. Reilly	☐	☐	☐
	Carl E. Sassano	☐	☐	☐
2.	To ratify the appointment of McGladrey, LLP, as the Company's independent registered public accountant for the fiscal year ending December 31, 2014	☐	☐	☐
3.	To approve a non-binding advisory resolution to approve the Company’s executive compensation.	☐	☐	☐
4.	To transact such other business as may properly come before the Annual General Meeting of Stockholders or any adjournment, postponement or continuation thereof. (Please date and sign on reverse side).

This proxy, if properly executed and returned will be voted in accordance with the directions specified hereon. If a choice is not specified, the shares represented by this proxy will be voted “FOR” each director nominee, “FOR” Proposal 2 and “FOR” Proposal 3.

This proxy should be dated, signed by the stockholder(s), and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

SIGNATURE

DATE: ________________, 2014

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